All efforts focused on CUSTOMER JOURNEYS Modern execution approach with 25% IT in Agile and DevOps Automation Artificial Intelligence • Rolled out pre-approved consumer • Cognitive capabilities in the loan offers within online banking contact center improving as well as eSignature capabilities customer experience and • Intelligent process automation efficiency through bots creating operational • Cognitive chat functionality in efficiencies in front and back development offices Data Management and Cloud Technologies Advanced Analytics • Data lake capabilities for all critical • More than 90% virtualization in data private cloud • Advanced analytics to improve • API strategy deployed to further lead management and location enable cloud integrations based analytics FOCUSED ON INCREASED SPEED TO MARKET 35

Long-term financial targets Strategic Initiatives 2016 - 2018 long-term financial targets Adjusted EPS growth of 12-15% (CAGR)(1) Adjusted efficiency ratio of <60%(1) Adjusted ROATCE 14-16%(1)(2) (1) Non-GAAP; the reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in attached appendix or previous filings with the SEC. (2) Adjusted ROATCE target was reset from 12-14% to 14-16% for 2018 as a result of tax reform. 44